EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-268033) on Form S-8 of our report dated March 9, 2023, with respect to the consolidated financial statements of Akili, Inc.

/s/ KPMG LLP

Boston, Massachusetts
March 9, 2023